UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 26, 2021

MP MATERIALS CORP.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-39277	84-4465489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6720 Via Austi Parkway, Suite 450 Las Vegas, Nevada	89119
(Address of principal executive offices)	(Zip Code)

(702) 844-6111

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value of $0.0001 per share	MP	New York Stock Exchange
Warrants to purchase Class A Common Stock	MPWS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

0.25% Green Convertible Senior Notes due 2026

On March 26, 2021, MP Materials Corp. (the “Company”) completed its previously disclosed private Rule 144A offering of $690 million aggregate principal amount of its 0.25% Green Convertible Senior Notes due 2026 (the “Notes”) at an issue price of 100%, which includes $90 million aggregate principal amount of Notes issued and sold pursuant to the full exercise of the initial purchasers’ option to purchase additional Notes. The Notes were offered only to qualified institutional buyers (as defined in the Securities Act of 1933, as amended (the “Securities Act”)) pursuant to Rule 144A under the Securities Act.

The net proceeds from the sale of the Notes were approximately $672.2 million, after deducting the initial purchasers’ discounts and commissions and estimated offering expenses. The Company intends to allocate an amount equal to the net proceeds from the Notes offering to existing or future investments in, or the financing or refinancing of, eligible “green projects” of the Company. Eligible green projects are intended to reduce the Company’s environmental impact and/or enable the production of low-carbon technologies. The Company aims to achieve a level of allocation for eligible green projects which matches the amount of such net proceeds. Pending such allocation of the net proceeds to eligible green projects, the Company intends to use the net proceeds from the Notes offering for general corporate purposes.

Indenture

The Company issued the Notes under an indenture, dated as of March 26, 2021 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”). The Indenture (which includes the Form of 0.25% Green Convertible Senior Notes due 2026 filed as Exhibit 4.2 hereto) is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

The Notes bear interest at a rate of 0.25% per annum from and including March 26, 2021, payable semi-annually in arrears on April 1 and October 1 of each year, beginning on October 1, 2021. The Notes will mature on April 1, 2026, unless earlier redeemed or repurchased by the Company or converted in accordance with their terms prior to such date.

The Notes will be convertible into cash, shares of Company common stock, par value $0.0001 per share (“common stock”), or a combination of cash and shares of common stock at the Company’s election at an initial conversion rate of 22.5861 shares of common stock per $1,000 principal amount of the Notes, which is equivalent to an initial conversion price of approximately $44.28 per share of common stock. The initial conversion price of the Notes represents a premium of approximately 26.5% over the $35.00 per share public offering price in a concurrent public Secondary Offering (as defined below) that also closed on March 26, 2021. The conversion rate will be subject to adjustment upon the occurrence of certain specified events, but will not be adjusted for any accrued and unpaid interest. In addition, if certain Make-Whole Fundamental Changes (as defined in Section 1.01 of the Indenture) occur or if the Notes are subject to redemption, the Company will, in certain circumstances, increase the conversion rate for any Notes converted in connection with such Make-Whole Fundamental Change or such redemption.

The Notes are convertible at the option of the holders (in whole or in part) at any time prior to the close of business on the business day immediately preceding January 1, 2026 only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on June 30, 2021 (and only during such calendar quarter), if the last reported sale price of the common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period (the “measurement period”) in which the trading price per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the common stock and the conversion rate on each such trading day; (3) if the Company calls any or all of the Notes for redemption, at any time prior to the close of business on the scheduled trading day immediately preceding the redemption date; or (4) upon the occurrence of specified corporate events set forth in the Indenture. On or after January 1, 2026 until the close of business on the business day immediately preceding the maturity date, holders may convert their Notes at any time, regardless of the foregoing circumstances. Upon conversion, the Company will pay or deliver, as the case may be, cash, shares of common stock or a combination of cash and shares of common stock, at the Company’s election, in amounts determined in the manner set forth in the Indenture.

The Notes are not redeemable prior to April 5, 2024. The Company may redeem for cash all or any portion of the Notes, at the Company’s option, on or after April 5, 2024, if the last reported sale price of the common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides a notice of redemption, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the Notes.

If the Company undergoes a Fundamental Change (as defined in Section 1.01 of the Indenture), holders may require the Company to repurchase for cash all or part of their Notes at a purchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the Fundamental Change repurchase date.

The Notes will be senior unsecured obligations of the Company and will rank senior in right of payment to any of the Company’s indebtedness that is expressly subordinated in right of payment to the Notes; equal in right of payment to any of the Company’s unsecured indebtedness that is not so subordinated; effectively junior in right of payment to any of the Company’s senior, secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (including trade payables) of the Company’s subsidiaries.

The Indenture contains customary terms and covenants, including that upon certain events of default, including cross-acceleration to certain other indebtedness of the Company and its subsidiaries, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare the unpaid principal of the Notes and accrued and unpaid interest, if any, thereon immediately due and payable. In the case of certain events of bankruptcy, insolvency or reorganization relating to the Company or any of its significant subsidiaries (as defined in Rule 1-02 of Regulation S-X), the principal amount of the Notes together with accrued and unpaid interest, if any, thereon will automatically become and be immediately due and payable.

The Notes will not be listed on any securities exchange. The Notes and shares of common stock issuable upon conversion of the Notes will have the benefit of registration rights, as described below under “Registration Rights Agreement.”

The descriptions of the Indenture and the Notes contained herein are qualified in their entirety by reference to the text of the Indenture and the Form of 0.25% Green Convertible Senior Notes due 2026, which are attached as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Registration Rights Agreement

In connection with the issuance and sale of the Notes, on March 26, 2021, the Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with BofA Securities, Inc. and Deutsche Bank Securities Inc., as representatives of the initial purchasers of the Notes.

Pursuant to the Registration Rights Agreement, the Company has agreed that it will:

•

file a shelf registration statement with the Securities and Exchange Commission (the “SEC”) and use commercially reasonable efforts to cause such shelf registration statement to become effective on or prior to the 375th day after March 26, 2021, covering resales of the Notes and shares of common stock, if any, deliverable upon conversion of the Notes; and

•

use commercially reasonable efforts to keep the shelf registration statement effective to and including the earliest of (1) the date on which all outstanding Notes have been sold either pursuant to an effective shelf registration statement or pursuant to Rule 144 under the Securities Act, (2) the 20th trading day immediately following the maturity date (subject to extension (x) for any suspension of the effectiveness of the shelf registration statement during such 20-trading day period immediately following the maturity date and (y) by one trading day for each trading day during such 20-trading day period during which the Company does not satisfy the current public information requirement in Rule 144(c) under the Securities Act) and (3) the date on which there are no longer outstanding any Notes or any shares of common stock delivered upon conversion of the Notes, other than shares of common stock that have been sold either pursuant to an effective shelf registration statement or pursuant to Rule 144 under the Securities Act.

If the Company does not fulfill certain of its obligations under the Registration Rights Agreement, in certain circumstances the Company will be required to pay additional interest to holders of the Notes at a rate of 0.50% per annum for the period beginning on the day immediately following such “registration default” until such registration default is cured. If a holder of the Notes converts some or all of its Notes into shares of common stock, such holder will not be entitled to additional interest with respect to the shares of common stock.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Indenture and the issuance of the Notes by the Company is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 3.02. The Notes were sold to the initial purchasers in reliance upon Section 4(a)(2) of the Securities Act in transactions not involving any public offering and were resold by the initial purchasers to persons whom the initial purchasers reasonably believe are “qualified institutional buyers,” as defined in, and in accordance with, Rule 144A under the Securities Act. Initially, a maximum of 19,714,266 shares of common stock may be issued upon conversion of the Notes, based on the initial maximum conversion rate of 28.5714 shares of common stock per $1,000 principal amount of Notes, which is subject to customary adjustments.

The offer and sale of the Notes and the shares of common stock issuable upon conversion of the Notes, if any, have not been registered under the Securities Act or the securities laws of any other jurisdiction, and such securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and other applicable securities laws. This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 8.01. Other Events.

On March 23, 2021, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Deutsche Bank Securities Inc. and BofA Securities, Inc., as representatives of the several underwriters named in Schedule A thereto (collectively, the “Underwriters”), and certain existing stockholders of the Company, including affiliates of JHL Capital Group, QVT Financial and Fortress Acquisition Sponsor LLC, named in Schedule B thereto (collectively, the “Selling Stockholders”), relating to the public offering (the “Secondary Offering”) by the Selling Stockholders of 6.0 million shares of their Company common stock and a 30-day option granted to the Underwriters to purchase up to an additional 900,000 shares of Company common stock from the Selling Stockholders solely to cover over-allotments, at a price to the public of $35.00 per share. On March 25, 2021, the Underwriters exercised in full their over-allotment option, and on March 26, 2021, the Secondary Offering and sale of 6,900,000 shares of Company common stock by the Selling Stockholders to the Underwriters was completed.

The Underwriting Agreement contains customary representations, warranties, covenants and closing conditions. It also provides for customary indemnification by each of the Company, the Selling Stockholders and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities. The Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

The Secondary Offering was made pursuant to the Company’s effective shelf registration statement on Form S-1 (File No. 333-251239) and related prospectus supplement filed with the SEC.

Certain of the Underwriters and their respective affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

1.1	Underwriting Agreement, dated as of March 23, 2021, by and among MP Materials Corp., and BofA Securities, Inc. and Deutsche Bank Securities Inc., as representatives of the several underwriters named in Schedule A thereto, and the selling stockholders named in Schedule B thereto

4.1	Indenture, dated as of March 26, 2021, by and between MP Materials Corp. and U.S. Bank National Association, as trustee

4.2	Form of 0.25% Green Convertible Senior Notes due 2026 (included as Exhibit A to Exhibit 4.1)

10.1	Registration Rights Agreement, dated as of March 26, 2021, by and among MP Materials Corp. and BofA Securities, Inc. and Deutsche Bank Securities Inc., as representatives of the initial purchasers of the Notes

104	Cover Page Interactive Data File (formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 26, 2021	MP MATERIALS CORP.

	By:	/s/ Ryan Corbett
Ryan Corbett Chief Financial Officer